UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2007

OPTIUM CORPORATION

(Exact Name of Company as Specified in Charter)

Delaware	001-33109	59-3684497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Precision Road
Horsham, PA 19044		19044
(Address of Principal Executive Offices)		(Zip Code)

(267) 803-3800

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On June 13, 2007, the Board of Directors (the “Board”) of Optium Corporation (the “Company”) appointed Joseph R. Chinnici to the Company’s Board effective immediately.  As part of the appointment of Mr. Chinnici, the Board voted to expand the number of directors constituting the full Board from seven directors to eight.  Mr. Chinnici will join the Board as an independent director and will stand for election as a Class II Director at the Company’s annual meeting of stockholders in 2008.  The Company has not yet determined which committees of the Board Mr. Chinnici will join.

Mr. Chinnici has served as the chief financial officer of Ciena Corporation since 1997.  Prior to joining Ciena Corporation, Mr. Chinnici served in key financial roles for Halston Borghese Inc. and Playtex Apparel, Inc. (now a division of Sara Lee the Corporation).  Mr. Chinnici currently serves on the board of directors for Brix Networks and Sourcefire, Inc.  Mr. Chinnici holds a B.S. in accounting from Villanova University and an M.B.A. from Southern Illinois University.

The Company has not yet determined how it will compensate Mr. Chinnici but it expects to compensate him in accordance with the Company’s independent director compensation policy adopted by the Company from time to time. Additionally, Mr. Chinnici will also enter into the Company’s standard indemnification agreement made available to all of the Company’s directors.

Item 8.01 Other Events

On June 13, 2007 the Company issued a press release regarding the appointment of Joseph R. Chinnici to the Company’s Board of Directors, a copy of which is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.  See Exhibit index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIUM CORPORATION

	By:	/s/ Christopher E. Brown
Name: Christopher E. Brown
Title: General Counsel, Vice President of Corporate
Development and Secretary
Date: June 18, 2007

Index to Exhibits

Exhibit No.	Description

99.1	Press Release issued by Optium Corporation dated June 13, 2007